UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 28, 2009

GREENHILL & CO., INC.
(Exact name of registrant as specified in its charter)
Commission file number 001-32147

Delaware	51-0500737
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Park Avenue, 23rd floor
New York, New York 10022	10022
(Address of principal executive offices)	(ZIP Code)
Registrant’s telephone number, including area code: (212) 389-1500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-1.01
EX-99.1

Section 1. Registrant’s Business and Operations.
     Item 1.01. Entry Into a Material Definitive Agreement
     On October 28, 2009, Greenhill & Co., Inc. entered into a Memorandum of Agreement with Robert H. Niehaus, Chairman of Greenhill Capital Partners, pursuant to which it will sell to an entity newly formed by Mr. Niehaus the right to launch successor funds to its three merchant banking funds and certain other rights for a purchase price of $25 million. Mr. Niehaus is currently an executive officer of Greenhill & Co., Inc. Existing funds will continue to be managed by Greenhill & Co., Inc. through Mr. Niehaus and other current personnel until such persons are transitioned at a later date to the purchasing entity. As a result of the transaction, Greenhill & Co., Inc. will transition out of merchant banking activities over time. Greenhill & Co., Inc. will retain its portfolio of principal investments. The transaction is expected to close on or about December 15, 2009.
     A copy of the Memorandum of Agreement is filed herewith as Exhibit 1.01 and is incorporated by reference herein.
Section 9. Financial Statements and Exhibits
     Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits. The following exhibit is being furnished as part of this Report.

Exhibit
Number	Description

1.01	Memorandum of Agreement, dated October 28, 2009

99.1	Press Release of Greenhill & Co., Inc. dated October 28, 2009.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

Greenhill & Co., Inc.
Date: October 28, 2009	By:	/s/ Scott L. Bok
		Name:	Scott L. Bok
		Title:	Co-Chief Executive Officer

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EXHIBIT INDEX

Exhibit
Number	Description

1.01	Memorandum of Agreement, dated October 28, 2009

99.1	Press Release of Greenhill & Co., Inc. dated October 28, 2009.

E-1